UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 27, 2006

United Therapeutics Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	000-26301	52-1984749
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1110 Spring Street
Silver Spring, MD	20910
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:

(301) 608-9292

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐               Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐               Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐               Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐               Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into material definitive agreement.

On July 27, 2006, United Therapeutics Corporation (the “Company”) entered into a stock purchase agreement with Toray Industries, Inc. (“Toray”) under which the Company repurchased an aggregate of 766,666 shares of its common stock, par value $0.01 per share, from Toray for an aggregate cash purchase price of $42,231,030  (or $55.08 per share).  The purchase price was the average of the closing prices of the Company’s common stock for the 30 consecutive trading days through July 26, 2006.

A description of the relationship between the Company and Toray is set forth under “Item 1. Business — BeraProst SR” and “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations — Critical Accounting Policies — Options Issued in Exchange For License” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005, which description is incorporated herein by reference.

A copy of the press release announcing the repurchase of shares from Toray is attached as Exhibit 99.1 hereto.

Item 9.01.  Exhibits

(d)  Exhibits

Exhibit No.	Description of Exhibit

10.1	Stock Purchase Agreement, dated as of July 27, 2006, between United Therapeutics Corporation and Toray Industries, Inc.

99.1	Press Release dated July 27, 2006

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED THERAPEUTICS CORPORATION

Dated: July 27, 2006	By:	/s/ Paul A. Mahon
		Name:	Paul A. Mahon
		Title:	General Counsel